Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

CHANGE AGENTS CORPORATION

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.0001 par value	(1)	Other	16,966,667	$0.1606	$2,724,846.72	0.0001381	$376.30
Fees Previously Paid	Equity	Common Stock, $0.0001 par value	(2)	Other	35,569,258	$0.21	$7,469,544.18		$1,031.55

Total Offering Amounts:							$10,194,390.90		1,407.85
Total Fees Previously Paid:									1,031.55
Total Fee Offsets:									0.00
Net Fee Due:									$376.30

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Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered, issued or become issuable in connection with any stock split, stock dividend or similar transaction or pursuant to anti-dilution provisions of any of the securities. For the additional 16,966,667 shares of Class A Ordinary Common Stock registered on the Amendment No. 1 to Form S-1 filed with the SEC on August __, 2026 the Company used a share price of $0.1606 as the Maximum Price per Unit which was the average of the high and low reported sales prices of the registrant's common stock on the Nasdaq Capital Market on August 21, 2026 for purposes of calculation of the registration fee pursuant to Rule 457(c) under the Securities Act.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered, issued or become issuable in connection with any stock split, stock dividend or similar transaction or pursuant to anti-dilution provisions of any of the securities. For the 35,569,258 shares of Common Stock registered on Form S-1 filed with the SEC on August 7, 2026, the Company used share price of $0.21 as the Maximum Price per Unit which was the average of the high and low reported sales prices of the registrant's common stock on the Nasdaq Capital Market on August 4, 2026 for purposes of calculation of the registration fee pursuant to Rule 457(c) under the Securities Act.